UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 27, 2010 (September 24, 2010)

SL GREEN REALTY CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND
(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue	10170
New York, New York	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 594-2700
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.            Other Events

On September 24, 2010, SL Green Realty Corp. (the “Company”) announced that it realized a gain upon the completion of the sale of 510 Madison Avenue by Macklowe Properties to Boston Properties and the concurrent retirement of related debt held by the Company in connection with that property.   The Company also announced that its business has been positively impacted by better than expected leasing results and strong returns from the Company’s structured finance investment program, offset in part by property sales and certain financing initiatives.

In December 2009 and February 2010, the Company purchased the first mortgage loan and senior mezzanine loan on 510 Madison Avenue with a then outstanding aggregate balance of $249.3 million for $180.5 million.  As a result of the sale of 510 Madison Avenue, the Company received full repayment of these loans plus the reimbursement of certain costs.  The Company has realized an unleveraged internal rate of return in excess of 55% on its investment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

/s/ GREGORY F. HUGHES
Gregory F. Hughes
Chief Financial Officer

Date: September 27, 2010